briefs

BY LAWSON D. THURSTON
lawson@casiano.com

PHARMA-BIO SERV INAUGURATES NEW HEADQUARTERS IN DORADO INDUSTRIAL PARK

The company Pharma-Bio Serv recently inaugurated its new office headquarters in the Dorado Industrial Park. The company, which was first established in 1993, offers technical services for the pharmaceutical industry, which include project management, process validation, cleaning procedures, product and process transfers, process optimization and quality and regulatory compliance programs.

Elizabeth Plaza, president and CEO of the company, said, "Pharma-Bio Serv is committed to our clients and our goal is to continue to exceed our customers' expectations. Our business model has allowed us to become the leader in a very competitive business." Plaza indicated the company is positioning itself to meet the latest trends within the life sciences industry, which include the construction of a new industrial microbiology laboratory for testing that will be named Scienza Labs. The Lab will begin offering services in December including environmental monitoring programs, samples testing and test methods development. The company has also recently opened offices in Pennsylvania and Ireland.